                                                            Exhibit No. 99.7(b)

                                  APPENDIX A

                                      TO

                              CUSTODIAN AGREEMENT

                                    BETWEEN

        JPMorgan Chase Bank, N.A. AND EACH OF THE INVESTMENT COMPANIES

                        Dated as of September 25, 2007

    TRUST                 FUND (FYE)*
    -----                 -------------------------------------------------
    Stand Alone Trusts    Massachusetts Investors Growth Stock Fund (11/30)
                          MFS Growth Opportunities Fund (12/31)

    MFS Series Trust II   MFS Emerging Growth Fund (11/30)

    MFS Series Trust III  MFS High Income Fund (1/31)
                          MFS High Yield Opportunities (1/31)
                          MFS Municipal High Income Fund (1/31)

    MFS Series Trust IV   MFS Mid Cap Growth Fund (8/31)
                          MFS Municipal Bond Fund (8/31)

    MFS Series Trust V    MFS International New Discovery Fund (9/30)
                          MFS Research Fund (9/30)
                          MFS Total Return Fund (9/30)

    MFS Series Trust VI   MFS Global Equity Fund (10/31)
                          MFS Global Total Return Fund (10/31)
                          MFS Utilities Fund (10/31)

    MFS Series Trust VII  MFS Capital Opportunities Fund (11/30)

    MFS Series Trust VIII MFS Global Growth Fund (10/31)
                          MFS Strategic Income Fund (10/31)

--------
* Funds are to be transitioned to JPMorgan Chase Bank N.A. at fiscal-year end or semi-annual period end, or such other date as determined between the parties.

TRUST                      FUND (FYE)*
-----                      ---------------------------------------------------------
MFS Series Trust IX        MFS Bond Fund (4/30)
                           MFS Intermediate Investment Grade Bond Fund (4/30)
                           MFS Inflation Adjusted Bond Fund (10/31)
                           MFS Limited Maturity Fund (4/30)
                           MFS Municipal Limited Maturity Fund (4/30)
                           MFS Research Bond Fund (4/30)
                           MFS Research Bond Fund J (4/30)

MFS Series Trust XIII      MFS Government Securities Fund (2/28)
                           MFS Diversified Income Fund (2/28)

MFS Series Trust XIV       MFS Institutional Money Market Portfolio (8/31)
                           MFS Institutional Municipal Money Market Portfolio (8/31)

MFS Series Trust XV        MFS Diversified Target Return Fund

MFS Municipal Series Trust MFS Alabama Municipal Bond Fund (3/31)
                           MFS Arkansas Municipal Bond Fund (3/31)
                           MFS California Municipal Bond Fund (3/31)
                           MFS Florida Municipal Bond Fund (3/31)
                           MFS Georgia Municipal Bond Fund (3/31)
                           MFS Maryland Municipal Bond Fund (3/31)
                           MFS Massachusetts Municipal Bond Fund (3/31)
                           MFS Mississippi Municipal Bond Fund (3/31)
                           MFS Municipal Income Fund (3/31)
                           MFS New York Municipal Bond Fund (3/31)
                           MFS North Carolina Municipal Bond Fund (3/31)
                           MFS Pennsylvania Municipal Bond Fund (3/31)
                           MFS South Carolina Municipal Bond Fund (3/31)
                           MFS Tennessee Municipal Bond Fund (3/31)
                           MFS Virginia Municipal Bond Fund (3/31)
                           MFS West Virginia Municipal Bond Fund (3/31)

MFS Institutional Trust    MFS Institutional Int'l. Equity Fund (6/30)
                           MFS Institutional Int'l. Research Equity Fund (6/30)
                           MFS Institutional Large Cap Value Fund (6/30)

   IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies      JPMorgan Chase Bank, N.A.
listed in this Appendix A, on
Behalf of each of Their Respective
Portfolios

By:    SUSAN S. NEWTON                By:    ELLEN M. CRANE
       -----------------------------         ---------------------------------
Name:  Susan S. Newton                Name:  Ellen M. Crane
Title: Assistant Secretary            Title: Vice President